CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 4, 2004, except for the third paragraph of note 14, as to which the date is March 20, 2004, and to the reference to our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO.

Miami, Florida
April 20, 2004